Exhibit 99.1

NII HOLDINGS ANNOUNCES SECOND QUARTER 2013 RESULTS

•	Net subscriber additions of 100,000

•	Consolidated operating revenues of $1.26 billion

•	Consolidated adjusted operating income before depreciation and amortization (adjusted OIBDA) of $101 million

•	Nextel Peru accounted for as discontinued operations

RESTON, Va. - August 1, 2013 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2013, which reflect the results of Nextel Peru as discontinued operations. During the quarter, the Company added 100,000 net subscribers to its network, bringing its ending subscriber base to over 9.9 million, a 2 percent increase from June 30, 2012. Financial results for the quarter included consolidated operating revenues of $1.26 billion, down 11 percent from the level reported in the second quarter of 2012, and consolidated adjusted OIBDA, which excludes the impact of non-cash asset impairment and restructuring charges, of $101 million, a 55 percent decline compared to the same period last year. The decrease in consolidated adjusted OIBDA was driven by incremental investments related to the Company's deployment of its planned next generation networks, costs to migrate customers to the Company's next generation network in Mexico, weaker average foreign currency exchange rates, and lower average revenue per subscriber (ARPU) on a local currency basis. For the second quarter of 2013, the Company generated a consolidated operating loss of $82 million and a consolidated net loss of $396 million, or $2.30 per basic share. The net loss includes $104 million of foreign currency transaction losses resulting from weaker foreign currency exchange rates and $100 million of non-cash income tax expense related to a deferred tax valuation allowance the Company recognized during the period. Capital expenditures were $218 million for the quarter, of which $113 million was paid in cash.

“We're making progress on a number of initiatives that are key to our goal of improving the fundamentals of our business; however, we continue to experience significant challenges, including the impact of Sprint's shutdown of its iDEN network in the U.S. on our operations in Mexico,” said Steve Shindler, NII Holdings' chief executive officer. “While we expect the situation in Mexico will continue to negatively impact our results in the second half of the year, we are working to address these challenges by completing and expanding the coverage of our next generation networks, as well as increasing our marketing efforts to enhance consumer awareness of the new products and services they support. The rigor and discipline that we have added to our next generation network deployment process is enabling us to meet the timeline we set for building our new networks, as evidenced by the recent launch of wireless broadband services in our Sao Paulo market that will enhance our competitive position in Brazil.”

NII Holdings' consolidated ARPU was $36 for the second quarter of 2013, down almost $5 compared to the same period last year. This decline resulted from lower priced rate plans the Company offered as part of its customer retention efforts and in response to more aggressive competition in recent quarters, primarily in Brazil and Mexico, and from the year-over-year weakening in local foreign currency exchange rates. The Company reported consolidated churn of 2.67 percent for the second quarter, up about 50 basis points from the level reported for the same period last year. Consolidated cost per gross add (CPGA) was $276 for the second quarter, a $25 decrease compared to the second quarter of 2012.

The Company ended the quarter with $5.8 billion in total debt and $1.8 billion in consolidated cash and investments, resulting in net debt of $4.0 billion. During the second quarter, the Company issued $700 million in senior notes due 2019 and used proceeds of that financing to repay the entire outstanding balance of its bank loan in Mexico and certain bank loans in Brazil, improving its debt maturity schedule.

“We've made good progress executing against our financing objectives,” said Juan Figuereo, NII Holdings' executive vice president and chief financial officer. “We raised $1.6 billion in the bond markets year to date, which we used to enhance liquidity and improve our maturity profile. Additionally, with the agreement to sell our operations in Peru, we took another important step towards refocusing on our strategic markets, and expect to add approximately $400 million to our liquidity at completion of this transaction. All of these efforts will enable us to complete the deployment and expand the coverage and capabilities of our next generation networks in Mexico and Brazil, the markets which offer the best opportunity for us to return to profitable growth and improve our cash flow profile.”

A presentation highlighting NII Holdings' second quarter 2013 results is available on the Investor Relations page of the Company's web site. Additional information relating to NII Holdings' second quarter 2013 results will be provided on the Company's earnings call on Thursday, August 1, 2013 from 8:30 AM to 9:15 AM EDT. The call will be available via webcast, online www.nii.com on the Investor Relations page or by phone at the numbers provided below.

Phone:
Domestic
1.800.591.6942 pass-code: NII HOLDINGS
International
1.617.614.4909 pass-code: NII HOLDINGS
Please click here for additional Global Access Numbers

All participants are asked to dial in 10-15 minutes prior to the start of the conference call. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call.

For a replay of this call, please use the following:

Conference Call Replay:
Domestic
1.888.286.8010 pass-code: 98266541
International
1.617.801.6888 pass-code: 98266541

The financial results provided throughout this press release are prepared in accordance with accounting principles generally accepted in the United States, or GAAP. NII has presented consolidated adjusted OIBDA, ARPU, CPGA and net debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII's second quarter 2013 results, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII, operating under the Nextel brand in Brazil, Mexico, Argentina, Peru and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The company trades on the NASDAQ market under the symbol NIHD. Visit the company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect and International Direct Connect are trademarks and/or service marks of Nextel Communications, Inc., and are used by NII's subsidiaries under license in Latin America.

Visit NII's news room for news and to access our markets' news centers: www.nii.com/newsroom.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2013. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$1,214.2	$1,342.9	$2,497.3	$2,805.4
Handset and accessory revenues	45.4	66.5	93.1	148.4
	1,259.6	1,409.4	2,590.4	2,953.8
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	393.0	391.9	792.1	806.8
Cost of handset and accessory sales	233.9	214.1	440.2	424.8
Selling, general and administrative	497.7	535.4	978.7	1,061.5
Provision for doubtful accounts	34.1	42.1	50.6	86.9
Impairment and restructuring charges	1.3	9.3	125.9	9.3
Depreciation	166.1	144.3	333.5	286.4
Amortization	15.5	8.6	30.9	17.6
	1,341.6	1,345.7	2,751.9	2,693.3
Operating (loss) income	(82.0)	63.7	(161.5)	260.5
Other income (expense) Interest expense	(150.2)	(80.7)	(259.9)	(163.4)
Interest income	9.0	5.9	15.5	12.1
Foreign currency transaction losses, net	(104.5)	(38.8)	(81.3)	(53.3)
Other expense, net	(8.4)	(5.7)	(13.1)	(14.9)
	(254.1)	(119.3)	(338.8)	(219.5)
(Loss) income from continuing operations before income tax provision	(336.1)	(55.6)	(500.3)	41.0
Income tax provision	(48.8)	(29.7)	(70.4)	(100.4)
Net loss from continuing operations	(384.9)	(85.3)	(570.7)	(59.4)
Loss from discontinued operations, net of income taxes	(11.5)	(18.2)	(33.2)	(30.5)
Net loss	$(396.4)	$(103.5)	$(603.9)	$(89.9)

Net loss from continuing operations, per common share, basic	$(2.23)	$(0.50)	$(3.32)	$(0.34)
Net loss from discontinued operations, per common share, basic	(0.07)	(0.10)	(0.19)	(0.18)
Net loss per common share, basic	$(2.30)	$(0.60)	$(3.51)	$(0.52)
Net loss from continuing operations, per common share, diluted	$(2.23)	$(0.50)	$(3.32)	$(0.34)
Net loss from discontinued operations, per common share, diluted	(0.07)	(0.10)	(0.19)	(0.18)
Net loss per common share, diluted	$(2.30)	$(0.60)	$(3.51)	$(0.52)

Weighted average number of common shares outstanding, basic	172.2	171.5	172.0	171.4
Weighted average number of common shares outstanding, diluted	172.2	171.5	172.0	171.4

CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,463.3	$1,371.2
Short-term investments	318.4	204.8
Accounts receivable, less allowance for doubtful accounts of $75.8 and $108.7	644.9	674.5
Handset and accessory inventory	304.4	323.3
Deferred income taxes, net	134.0	175.7
Assets held for sale	491.4	97.4
Prepaid expenses and other	435.1	488.1
Total current assets	3,791.5	3,335.0
Property, plant and equipment, net	3,308.9	3,531.3
Intangible assets, net	1,049.0	1,125.4
Deferred income taxes, net	363.7	367.2
Assets held for sale	—	400.3
Other assets	468.7	463.9
Total assets	$8,981.8	$9,223.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$297.4	$424.2
Accrued expenses and other	812.3	969.8
Deferred revenues	131.8	144.1
Current portion of long-term debt	81.4	94.0
Liabilities held for sale	94.3	127.9
Total current liabilities	1,417.2	1,760.0
Long-term debt	5,653.1	4,765.5
Deferred revenues	12.5	14.0
Deferred tax liabilities	69.1	58.2
Liabilities held for sale	—	12.7
Other long-term liabilities	306.0	296.2
Total liabilities	7,457.9	6,906.6
Commitments and contingencies
Stockholders’ equity
Undesignated preferred stock, par value $0.001, 10.0 shares authorized — 2013 and 2012, no shares issued or outstanding — 2013 and 2012	—	—
Common stock, par value $0.001, 600.0 shares authorized — 2013 and 2012, 172.4 shares issued and outstanding — 2013, 171.7 shares issued and outstanding — 2012	0.2	0.2
Paid-in capital	1,494.9	1,481.7
Retained earnings	854.2	1,458.0
Accumulated other comprehensive loss	(825.4)	(623.4)
Total stockholders’ equity	1,523.9	2,316.5
Total liabilities and stockholders’ equity	$8,981.8	$9,223.1

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Six Months Ended June 30,
	2013	2012
	(unaudited)
Cash and cash equivalents, beginning of period	$1,371.2	$2,310.7
Net cash (used in) provided by operating activities	(40.3)	193.3
Net cash used in investing activities	(647.8)	(362.5)
Net cash provided by (used in) financing activities	821.5	(325.2)
Effect of exchange rate changes on cash and cash equivalents	(18.2)	0.7
Change in cash and cash equivalents held for sale	(23.1)	(24.4)
Cash and cash equivalents, end of period	$1,463.3	$1,792.6

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 and 2012
(UNAUDITED)

NII Holdings, Inc. (1)
(subscribers in thousands)

	Three Months Ended June 30,
	2013	2012
Total subscribers (2) (as of June 30)	9,914.3	9,763.7
Net subscriber additions	100.5	241.0
Churn (%)	2.67%	2.16%

Average monthly revenue per subscriber unit in service (ARPU) (1)	$36	$41

Cost per gross add (CPGA) (1)	$276	$301

(1) All operating results and metrics presented herein have been adjusted to exclude the results of Nextel Peru, which has been accounted for as discontinued operations.

(2) Each subscriber, which we also refer to as a subscriber unit, represents an active subscriber identity module, or SIM, which is the level at which we have tracked and will continue to track subscribers.

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$559.2	$678.6	$1,175.8	$1,455.5
Handset and accessory revenues	19.4	33.9	38.7	81.3
	578.6	712.5	1,214.5	1,536.8
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	205.0	225.8	422.4	476.5
Cost of handset and accessory sales	40.2	55.1	90.7	114.0
Selling, general and administrative	200.5	213.0	403.1	452.7
Provision for doubtful accounts	25.6	35.1	33.3	72.1
Segment earnings	107.3	183.5	265.0	421.5
Impairment and restructuring charges	—	0.3	23.8	0.3
Management fee and other	13.4	14.0	26.3	27.5
Depreciation and amortization	95.2	73.0	192.8	151.9
Operating (loss) income	$(1.3)	$96.2	$22.1	$241.8

Total subscribers (as of June 30)	3,879.6	4,230.0
Net subscriber (deactivations) additions	(5.2)	3.2
Churn (%)	2.70%	2.30%

ARPU (1)	$43	$47

CPGA (1)	$207	$256

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$492.7	$501.7	$993.7	$1,024.2
Handset and accessory revenues	10.0	19.4	23.0	41.4
	502.7	521.1	1,016.7	1,065.6
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	124.6	103.6	247.7	206.8
Cost of handset and accessory sales	162.5	132.3	291.1	261.0
Selling, general and administrative	171.5	152.4	328.5	292.6
Provision for doubtful accounts	4.7	4.1	8.8	7.8
Segment earnings	39.4	128.7	140.6	297.4
Impairment and restructuring charges	1.4	0.3	21.1	0.3
Management fee and other	18.0	33.5	36.2	65.3
Depreciation and amortization	68.7	48.5	131.3	95.2
Operating (loss) income	$(48.7)	$46.4	$(48.0)	$136.6

Total subscribers (as of June 30)	3,939.1	3,819.0
Net subscriber additions	21.5	60.1
Churn (%)	2.15%	2.02%

ARPU (1)	$37	$39

CPGA (1)	$505	$431

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$149.1	$153.5	$302.2	$309.8
Handset and accessory revenues	14.9	11.6	28.8	23.8
	164.0	165.1	331.0	333.6
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	41.4	48.6	81.4	98.0
Cost of handset and accessory sales	21.9	20.0	43.1	40.4
Selling, general and administrative	56.3	58.4	106.6	106.9
Provision for doubtful accounts	2.6	2.8	5.7	6.3
Segment earnings	41.8	35.3	94.2	82.0
Impairment and restructuring charges	—	0.1	3.8	0.1
Management fee and other	4.4	8.1	11.8	13.1
Depreciation and amortization	10.9	11.6	22.2	22.5
Operating income	$26.5	$15.5	$56.4	$46.3

Total subscribers (as of June 30)	1,887.5	1,597.6
Net subscriber additions	68.3	150.4
Churn (%)	3.46%	2.01%

ARPU (1)	$24	$29

CPGA (1)	$82	$112

(1) For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three and Six Months Ended June 30, 2013 and 2012” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material non-cash asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring charges. During the fourth quarter of 2012, we converted our consolidated OIBDA metric to a consolidated adjusted OIBDA metric to better align this metric with our business objectives. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Consolidated operating (loss) income	$(82.0)	$63.7	$(161.5)	$260.5
Consolidated depreciation	166.1	144.3	333.5	286.4
Consolidated amortization	15.5	8.6	30.9	17.6
Consolidated operating income before depreciation and amortization	99.6	216.6	202.9	564.5
Non-cash asset impairment charges	—	9.3	85.3	9.3
Restructuring charges	1.3	—	40.6	—
Consolidated adjusted operating income before depreciation and amortization	$100.9	$225.9	$328.8	$573.8

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended June 30,
	2013	2012
	(unaudited)
Consolidated service and other revenues	$1,214.2	$1,342.9
Less: consolidated other revenues	(140.3)	(155.5)
Total consolidated subscriber revenues	$1,073.9	$1,187.4

ARPU calculated with subscriber revenues	$36	$41

ARPU calculated with service and other revenues	$41	$46

Nextel Brazil

	Three Months Ended June 30,
	2013	2012
	(unaudited)
Service and other revenues	$559.2	$678.6
Less: other revenues	(64.7)	(80.0)
Total subscriber revenues	$494.5	$598.6

ARPU calculated with subscriber revenues	$43	$47

ARPU calculated with service and other revenues	$48	$53

Nextel Mexico

	Three Months Ended June 30,
	2013	2012
	(unaudited)
Service and other revenues	$492.7	$501.7
Less: other revenues	(56.5)	(54.9)
Total subscriber revenues	$436.2	$446.8

ARPU calculated with subscriber revenues	$37	$39

ARPU calculated with service and other revenues	$42	$44

Nextel Argentina

	Three Months Ended June 30,
	2013	2012
	(unaudited)
Service and other revenues	$149.1	$153.5
Less: other revenues	(18.0)	(19.8)
Total subscriber revenues	$131.1	$133.7

ARPU calculated with subscriber revenues	$24	$29

ARPU calculated with service and other revenues	$27	$34

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended June 30,
	2013	2012
	(unaudited)
Consolidated handset and accessory revenues	$45.4	$66.5
Less: consolidated uninsured replacement revenues	(3.9)	(4.8)
Consolidated handset and accessory revenues, net	41.5	61.7
Less: consolidated cost of handset and accessory sales	233.9	214.1
Consolidated handset subsidy costs	192.4	152.4
Consolidated selling and marketing	160.3	183.3
Costs per statement of operations	352.7	335.7
Less: consolidated costs unrelated to initial customer acquisition	(106.8)	(75.4)
Customer acquisition costs	$245.9	$260.3

Cost per Gross Add	$276	$301

Nextel Brazil

	Three Months Ended June 30,
	2013	2012
	(unaudited)
Handset and accessory revenues	$19.4	$33.9
Less: uninsured replacement revenues	(1.9)	(1.7)
Handset and accessory revenues, net	17.5	32.2
Less: cost of handset and accessory sales	40.2	55.1
Handset subsidy costs	22.7	22.9
Selling and marketing	50.6	59.1
Costs per statement of operations	73.3	82.0
Less: costs unrelated to initial customer acquisition	(9.4)	(6.7)
Customer acquisition costs	$63.9	$75.3

Cost per Gross Add	$207	$256

Nextel Mexico

	Three Months Ended June 30,
	2013	2012
	(unaudited)
Handset and accessory revenues	$10.0	$19.4
Less: uninsured replacement revenues	(2.0)	(3.1)
Handset and accessory revenues, net	8.0	16.3
Less: cost of handset and accessory sales	162.5	132.3
Handset subsidy costs	154.5	116.0
Selling and marketing	80.8	76.3
Costs per statement of operations	235.3	192.3
Less: costs unrelated to initial customer acquisition	(96.4)	(67.5)
Customer acquisition costs	$138.9	$124.8

Cost per Gross Add	$505	$431

Nextel Argentina

	Three Months Ended June 30,
	2013	2012
	(unaudited)
Handset and accessory revenues, net	$14.9	$11.6
Less: cost of handset and accessory sales	21.9	20.0
Handset subsidy costs	7.0	8.4
Selling and marketing	15.2	19.9
Costs per statement of operations	22.2	28.3
Less: costs unrelated to initial customer acquisition	(0.9)	(1.2)
Customer acquisition costs	$21.3	$27.1

Cost per Gross Add	$82	$112

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt provides useful information concerning our liquidity and leverage. Net debt as of June 30, 2013 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$5,734.5
Add: debt discounts	22.7
Less: cash and cash equivalents	1,463.3
Less: short-term investments	318.4
Net debt	$3,975.5

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and six months ended June 30, 2012 compared to the same period in 2013 by (i) adjusting the relevant measures for the three and six months ended June 30, 2012 to levels that would have resulted if the average foreign currency exchange rates for the three and six months ended June 30, 2012 were the same as the average foreign currency exchange rates that were in effect for the three and six months ended June 30, 2013; and (ii) comparing the actual and adjusted financial measures for the three and six months ended June 30, 2012 to the similar financial measures for the three and six months ended June 30, 2013 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three and six months ended June 30, 2013 and 2012. The average foreign currency exchange rates for each of the relevant currencies during each of the three and six months ended June 30, 2013 and 2012 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three and six months ended June 30, 2013 compared to the same period in 2012 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended June 30,
	2Q 2012 Actual	2Q 2012 Adjustment (1)	2Q 2012 Normalized (1)	2Q 2013 Actual	2Q 2012 to 2Q 2013 Actual Growth Rate (2)	2Q 2012 to 2Q 2013 Normalized Growth Rate (3)
Consolidated:
Operating revenues	$1,409,424	$(19,466)	$1,389,958	$1,259,560	(11)%	(9)%
Adjusted operating income before depreciation and amortization	225,988	(14,462)	211,526	100,890	(55)%	(52)%
Nextel Brazil:
Operating revenues	$712,521	$(37,782)	$674,739	$578,644	(19)%	(14)%
Segment earnings	183,497	(12,683)	170,814	107,347	(41)%	(37)%
Nextel Mexico:
Operating revenues	$521,103	$42,973	$564,076	$502,697	(4)%	(11)%
Segment earnings	128,627	12,827	141,454	39,394	(69)%	(72)%
Nextel Argentina:
Operating revenues	$165,131	$(24,978)	$140,153	$163,961	(1)%	17%
Segment earnings	35,248	(12,768)	22,480	41,842	19%	86%

NII Holdings, Inc.
(dollars in thousands)

	Six Months Ended June 30,
	YTD 2012 Actual	YTD 2012 Adjustment (1)	YTD 2012 Normalized (1)	YTD 2013 Actual	YTD 2012 to YTD 2013 Actual Growth Rate (2)	YTD 2012 to YTD 2013 Normalized Growth Rate (3)
Consolidated:
Operating revenues	$2,953,784	$(121,955)	$2,831,829	$2,590,399	(12)%	(9)%
Adjusted operating income before depreciation and amortization	573,857	(58,767)	515,090	328,803	(43)%	(36)%
Nextel Brazil:
Operating revenues	$1,536,821	$(132,856)	$1,403,965	$1,214,516	(21)%	(13)%
Segment earnings	421,492	(47,526)	373,966	264,990	(37)%	(29)%
Nextel Mexico:
Operating revenues	$1,065,565	$57,990	$1,123,555	$1,016,711	(5)%	(10)%
Segment earnings	297,337	19,032	316,369	140,623	(53)%	(56)%
Nextel Argentina:
Operating revenues	$333,648	$(47,724)	$285,924	$330,985	(1)%	16%
Segment earnings	81,997	(26,139)	55,858	94,183	15%	69%

(1)
The "2Q 2012 Normalized" and "YTD 2012 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and six months ended June 30, 2013 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the six and three months ended June 30, 2012, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "2Q 2012 Adjustment" and "YTD 2012 Adjustment" reflect the amount determined by subtracting the "2Q 2012 Normalized" and "YTD 2011 Normalized" amounts calculated as described in the preceding sentence from the "2Q 2012 Actual" and "YTD 2012 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and six months ended June 30, 2013. The average foreign currency exchange rates for each of the relevant currencies during the three and six months ended June 30, 2013 and 2012 for purposes of these calculations were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Brazilian real	2.07	1.96	2.03	1.86
Mexican peso	12.46	13.51	12.56	13.27
Argentine peso	5.24	4.45	5.13	4.40

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "2Q 2013 Actual" and "YTD 2013 Actual" columns with those in the "2Q 2012 Actual" and "YTD 2012 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "2Q 2013 Actual" and "YTD 2013 Actual" columns with those in the "2Q 2012 Normalized" and "YTD 2012 Normalized" columns.